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                 [RUBIN, BROWN, GORNSTEIN & CO. LLP LETTERHEAD]


                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
West Pointe Bancorp, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of West Pointe Bancorp, Inc. of our report dated January 17, 2001, relating to the consolidated balance sheets of West Pointe Bancorp, Inc. and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the annual report on Form 10-K of West Pointe Bancorp, Inc.


                                    /s/  RUBIN, BROWN, GORNSTEIN & CO. LLP
                                         --------------------------------------
                                         RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
March 28, 2001